Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 13

APRIL 29, 2019	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS RECORD QUARTERLY EARNINGS.

Jasper, Indiana: April 29, 2019 -- German American Bancorp, Inc. (NASDAQ: GABC) reported record quarterly earnings of $15.1 million, or $0.60 per share, for the quarter ending on March 31, 2019. This level of quarterly earnings performance was an increase of 36%, on a per share basis, compared with fourth quarter 2018 net income of $11.0 million, or $0.44 per share, and an increase of 18%, on a per share basis, compared with the first quarter 2018 net income of $11.8 million, or $0.51 per share.

These quarterly comparisons are inclusive of the Company’s 2018 five-branch acquisition in the greater Columbus, Indiana market area on May 18, 2018 and its acquisition of First Security, Inc. on October 15, 2018. First Security was based in Owensboro, Kentucky, and operated 11 retail banking offices in the Owensboro, Bowling Green, Franklin and Lexington, Kentucky market areas and in Evansville and Newburgh, Indiana market area.

The record first quarter 2019 earnings, as compared with the fourth quarter of 2018, were partially attributable to an increased level of net interest income during the current quarter, resulting from both increased average earning assets and an improved tax-equivalent net interest margin. The increased level of average earning assets during the first quarter of 2019, compared to the fourth quarter of 2018, was largely attributable to the effect of the acquisition of First Security on October 15, 2018.

Other factors contributing to the record first quarter earnings included the recording of $1.4 million in contingency insurance revenue during the quarter and a $3.1 million decline in the level of operating expenses, as compared to the fourth quarter of 2018. The decline in operating expenses was materially due to a reduced level of acquisition-related expenses in the first quarter. The first quarter of 2019 results of operations included acquisition-related expenses of approximately $544,000 ($407,000 or $0.02 per share, on an after-tax basis), compared to $3.1 million (or $2.3 million, or $0.09 per share, on an after-tax basis) in the fourth quarter of 2018.

End of period loans and deposits as of March 31, 2019, relative to December 31, 2018 year-end balances, were relatively flat to slightly lower, as March 31, 2019 total loans declined by 3% on annualized basis, while total deposits decreased by 1% on an annualized basis. The slight decrease in loans and deposits during the quarter was largely attributable to seasonality as the first quarter is historically a slower growth period for the Company, specifically related to seasonal pay-downs within the agricultural loan portfolio. Additionally, the Company repositioned a portion of the acquired loan portfolio during the quarter, resulting in an elevated level of loan payoffs, including within the residential mortgage loan portfolio.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 13

Commenting on the Company’s record first quarter performance, Mark A. Schroeder, German American’s Chairman & CEO, stated, "We’re extremely pleased with the strong start we experienced during the first quarter of this year, both in terms of earnings growth and the continued integration of First Security. Additionally, we announced the pending acquisition of Citizens First Corporation of Bowling Green, Kentucky on February 21, 2019. The combination of First Security and Citizens First in the vibrant Bowling Green market will position German American as one of market share leaders in this dynamic market.”

Schroeder continued, “While balance sheet growth was limited during the quarter due to seasonal factors, we remain very encouraged about our ability to experience strong growth throughout the balance of this year. Our loan pipelines continue to be exceptionally strong, as evidenced by the 9% growth, on an annualized basis, that we saw within our Commercial & Industrial Loans during the first quarter. We also were very pleased with the approximately 5% annualized growth in end of period balances in Non-interest-bearing Demand Deposits. Even though the current economic recovery is approaching historic length, we’re continuing to see indications that economic growth will remain strong throughout 2019."

The Company also announced its Board of Directors declared a regular quarterly cash dividend of $0.17 per share, which will be payable on May 20, 2019 to shareholders of record as of May 10, 2019.

Balance Sheet Highlights

The Company completed a five-branch acquisition of locations of First Financial Bancorp (formerly branch locations of Mainsource Financial Group, Inc. prior to its merger with First Financial Bancorp) on May 18, 2018. Four of the branches are located in Columbus, Indiana, and one in Greensburg, Indiana. In addition, on October 15, 2018, the Company completed its acquisition of First Security, Inc. ("First Security") and its subsidiary bank, First Security Bank, Inc. First Security was based in Owensboro, Kentucky, and operated 11 retail banking offices in Owensboro, Bowling Green, Franklin and Lexington, Kentucky and in Evansville and Newburgh, Indiana.

Total assets for the Company totaled $3.896 billion at March 31, 2019, representing a decline of $33.6 million, or 3% on an annualized basis, compared with December 31, 2018 and an increase of $770.5 million, or 25%, compared with March 31, 2018. The increase in total assets as of March 31, 2019 compared to a year ago was driven largely by the acquisition of First Security and the five-branch network in the Columbus and Greensburg, Indiana markets, as well as organic loan growth.

March 31, 2019 total loans declined $19.3 million, or 3% on an annualized basis, compared with December 31, 2018 and increased $558.6 million, or 26%, compared with March 31, 2018.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 13

The decline during the first quarter of 2019 was driven by a seasonal decline in agricultural loans of approximately $17.2 million, or 19% on an annualized basis, and a decline in retail loans of $17.8 million, or 12% on an annualized basis, partially mitigated by an increase of $12.2 million, or 9% on an annualized basis, of commercial and industrial loans, and an increase of $3.4 million, or 1% on an annualized basis, of commercial real estate loans.

End of Period Loan Balances	3/31/2019	12/31/2018	3/31/2018
(dollars in thousands)

Commercial & Industrial Loans	$555,967	$543,761	$482,219
Commercial Real Estate Loans	1,212,090	1,208,646	947,948
Agricultural Loans	347,999	365,208	329,138
Consumer Loans	281,724	285,534	216,435
Residential Mortgage Loans	314,634	328,592	178,108
	$2,712,414	$2,731,741	$2,153,848

Non-performing assets totaled $13.1 million at March 31, 2019 compared to $13.5 million at December 31, 2018 and $10.7 million at March 31, 2018. Non-performing assets represented 0.34% of total assets at each of March 31, 2019, December 31, 2018 and March 31, 2018. Non-performing loans totaled $12.4 million at March 31, 2019 compared to $13.2 million at December 31, 2018 and $10.6 million at March 31, 2018. Non-performing loans represented 0.46% of total loans at March 31, 2019 compared to 0.48% at December 31, 2018 and 0.49% at March 31, 2018.

Non-performing Assets
(dollars in thousands)
	3/31/2019	12/31/2018	3/31/2018
Non-Accrual Loans	$12,036	$12,579	$9,479
Past Due Loans (90 days or more)	393	633	1,105
Total Non-Performing Loans	12,429	13,212	10,584
Other Real Estate	685	286	68
Total Non-Performing Assets	$13,114	$13,498	$10,652

Restructured Loans	$119	$121	$124

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 13

The Company’s allowance for loan losses totaled $16.2 million at March 31, 2019 compared to $15.8 million at December 31, 2018 and $14.5 million at March 31, 2018. The allowance for loan losses represented 0.60% of period-end loans at March 31, 2019 compared with 0.58% of period-end loans at December 31, 2018 and 0.67% of period-end loans at March 31, 2018. From time to time, the Company has acquired loans through bank and branch acquisitions with the most recent being the First Security acquisition during the fourth quarter of 2018 and a five-branch acquisition in the second quarter of 2018. Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller. The Company held a net discount on acquired loans of $18.2 million at March 31, 2019, $19.5 million at December 31, 2018 and $7.3 million at March 31, 2018.

March 31, 2019 total deposits declined $7.5 million, or 1% on an annualized basis, compared with December 31, 2018 and increased $598.0 million compared with March 31, 2018.

End of Period Deposit Balances	3/31/2019	12/31/2018	3/31/2018
(dollars in thousands)

Non-interest-bearing Demand Deposits	$723,995	$715,972	$599,374
IB Demand, Savings, and MMDA Accounts	1,706,913	1,768,177	1,465,150
Time Deposits < $100,000	248,686	249,309	193,864
Time Deposits > $100,000	385,576	339,174	208,733
	$3,065,170	$3,072,632	$2,467,121

Results of Operations Highlights – Quarter ended March 31, 2019

Net income for the quarter ended March 31, 2019 totaled $15,067,000, or $0.60 per share, an increase of 36% on a per share basis compared with fourth quarter 2018 net income of $10,980,000, or $0.44 per share, and an increase of 18% on a per share basis compared with the first quarter 2018 net income of $11,813,000, or $0.51 per share.

Net income for each quarter presented was impacted by merger and acquisition activity during 2018 and 2019. The first quarter of 2019 results of operations included acquisition-related expenses of approximately $544,000 ($407,000 or $0.02 per share, on an after tax basis), while the the fourth quarter of 2018 results of operations included acquisition-related expenses of approximately $3,107,000 ($2,343,000 or $0.09 per share, on an after tax basis) and the first quarter of 2018 included approximately $186,000 ($139,000 or less than $0.01 per share on an after tax basis).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 13

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	March 31, 2019			December 31, 2018			March 31, 2018

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$24,538	$141	2.32%	$20,925	$97	1.83%	$8,556	$56	2.65%
Securities	825,625	6,549	3.17%	812,191	6,447	3.18%	753,589	5,708	3.03%
Loans and Leases	2,718,808	35,207	5.24%	2,662,502	33,771	5.04%	2,139,704	24,032	4.55%
Total Interest Earning Assets	$3,568,971	$41,897	4.74%	$3,495,618	$40,315	4.58%	$2,901,849	$29,796	4.15%

Liabilities
Demand Deposit Accounts	$691,107			$714,504			$585,432
IB Demand, Savings, and
MMDA Accounts	$1,731,118	$2,695	0.63%	$1,794,891	$2,808	0.62%	$1,489,363	$1,275	0.35%
Time Deposits	646,726	2,721	1.71%	593,615	2,151	1.44%	398,397	1,008	1.03%
FHLB Advances and Other Borrowings	330,463	2,182	2.68%	271,834	1,654	2.42%	262,784	1,252	1.93%
Total Interest-Bearing Liabilities	$2,708,307	$7,598	1.14%	$2,660,340	$6,613	0.99%	$2,150,544	$3,535	0.67%

Cost of Funds			0.86%			0.75%			0.49%
Net Interest Income		$34,299			$33,702			$26,261
Net Interest Margin			3.88%			3.83%			3.66%

During the quarter ended March 31, 2019, net interest income totaled $33,591,000, which represented an increase of $608,000, or 2%, from the quarter ended December 31, 2018 net interest income of $32,983,000 and an increase of $7,981,000, or 31%, compared with the quarter ended March 31, 2018 net interest income of $25,610,000. The increased level of net interest income during the first quarter of 2019 compared with both the fourth quarter of 2018 and the first quarter of 2018 was driven primarily by a higher level of average earning assets and an improved tax equivalent net interest margin. The increased level of average earning assets during

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 13

the first quarter of 2019 compared with the fourth quarter of 2018, was driven primarily by the completed acquisition of First Security on October 15, 2018.

The tax equivalent net interest margin for the quarter ended March 31, 2019 was 3.88% compared with 3.83% in the fourth quarter of 2018 and 3.66% in the first quarter of 2018. Accretion of loan discounts on acquired loans contributed approximately 16 basis points to the net interest margin on an annualized basis in the first quarter of 2019, 13 basis points in the fourth quarter of 2018, and 4 basis points in the first quarter of 2018.

During the quarter ended March 31, 2019, the Company recorded a provision for loan loss of $675,000 compared with no provision for loan loss in the fourth quarter of 2018 and $350,000 in the first quarter of 2018. The provision during all periods was done in accordance with the Company's standard methodology for determining the adequacy of its allowance for loan loss.

During the quarter ended March 31, 2019, non-interest income totaled $11,658,000, an increase of $1,925,000, or 20%, compared with the quarter ended December 31, 2018, and an increase of $2,166,000, or 23%, compared with the first quarter of 2018.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	3/31/2019	12/31/2018	3/31/2018
(dollars in thousands)

Trust and Investment Product Fees	$1,567	$1,645	$1,773
Service Charges on Deposit Accounts	1,900	2,072	1,471
Insurance Revenues	3,205	1,877	2,930
Company Owned Life Insurance	884	420	312
Interchange Fee Income	2,095	2,235	1,482
Other Operating Income	871	629	604
Subtotal	10,522	8,878	8,572
Net Gains on Loans	981	583	650
Net Gains on Securities	155	272	270
Total Non-interest Income	$11,658	$9,733	$9,492

Service charges on deposit accounts declined $172,000, or 8%, during the first quarter of 2019 compared with the fourth quarter of 2018 and increased $429,000, or 29%, compared with the first quarter of 2018. The decline during the first quarter of 2019 compared with the fourth quarter of 2018 was largely related to seasonal declines

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 13

in deposit fees, while the increase during the first quarter of 2019 compared with first quarter of 2018 was largely attributable to the acquisitions completed during 2018.

Insurance revenues increased $1,328,000, or 71%, during the quarter ended March 31, 2019, compared with the fourth quarter of 2018 and increased $275,000, or 9%, compared with the first quarter of 2018. The increase during the first quarter of 2019 compared with each of the fourth quarter of 2018 and the first quarter of 2018 was primarily due to increased contingency revenue. Contingency revenue during the first quarter of 2019 totaled $1,375,000 compared with no contingency revenue during the fourth quarter of 2018 and $1,218,000 during the first quarter of 2018. The fluctuation in contingency revenue is a normal course of business variance and is reflective of claims and loss experience with insurance carriers that the Company represents through its property and casualty insurance agency. Typically, the majority of contingency revenue is recognized during the first quarter of the year.

Company owned life insurance revenue increased $464,000, or 110%, during the quarter ended March 31, 2019, compared with the fourth quarter of 2018 and increased $572,000, or 183%, compared with the first quarter of 2018. The increases were largely related to death benefits of $554,000 received from life insurance policies during the first quarter of 2019.

Interchange fees declined $140,000, or 6%, during the first quarter of 2019 compared with the fourth quarter of 2018 and increased $613,000, or 41%, compared with the first quarter of 2018. The increase during the first quarter of 2019 compared with the first quarter of 2018 was largely attributable to increased card utilization by customers and the acquisitions completed during 2018.

Other operating income increased $242,000, or 38%, during the quarter ended March 31, 2019 compared with the fourth quarter of 2018 and increased $267,000, or 44%, compared with the first quarter of 2018. The increase during the first quarter quarter of 2019 compared with both comparative periods was largely attributable to the gain realized on the sale of a former branch facility of $262,000.

Net gains on sales of loans increased $398,000, or 68%, during the first quarter of 2019 compared with the fourth quarter of 2018 and increased $331,000, or 51%, compared with the first quarter of 2018. The increase during the first quarter of 2019 in the net gain on sale compared with both comparative periods was largely attributable to higher pricing levels on loans sold. Loan sales totaled $28.9 million during the first quarter of 2019, compared with $35.7 million during the fourth quarter of 2018 and $29.9 million during the first quarter of 2018.

During the quarter ended March 31, 2019, non-interest expense totaled $26,759,000, a decline of $3,055,000, or 10%, compared with the quarter ended December 31, 2018, and an increase of $6,304,000, or 31%, compared

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 13

with the first quarter of 2018. The first quarter of 2019 included acquisition-related expenses of $544,000 while the fourth quarter of 2018 included acquisition-related expenses of approximately $3,107,000 and the first quarter of 2018 included acquisition-related expenses of approximately $186,000.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	3/31/2019	12/31/2018	3/31/2018
(dollars in thousands)

Salaries and Employee Benefits	$15,044	$15,027	$12,126
Occupancy, Furniture and Equipment Expense	3,219	3,203	2,409
FDIC Premiums	288	234	237
Data Processing Fees	1,583	3,108	1,127
Professional Fees	1,327	2,337	871
Advertising and Promotion	870	1,083	701
Intangible Amortization	843	810	206
Other Operating Expenses	3,585	4,012	2,778
Total Non-interest Expense	$26,759	$29,814	$20,455

Salaries and benefits increased $17,000, or less than 1%, during the quarter ended March 31, 2019 compared with the fourth quarter of 2018 and increased $2,918,000, or 24%, compared with the first quarter of 2018. The increase in salaries and benefits during the first quarter of 2019 compared with both the fourth quarter of 2018 and the first quarter of 2018 was primarily attributable to an increased number of full-time equivalent employees due in part to the acquisition transactions completed during 2018. The fourth quarter of 2018 also included approximately $474,000 of acquisition-related salary and benefit costs.

Occupancy, furniture and equipment expense increased $16,000, or less than 1%, during the first quarter of 2019 compared with the fourth quarter of 2018 and increased $810,000, or 34%, compared to the first quarter of 2018. The increase during the first quarter of 2019 compared with the first quarter of 2018 was primarily due to operating costs related to the acquisitions completed during 2018 as well as other facilities the Company has placed into service over the past several quarters.

Data processing fees declined $1,525,000, or 49%, during the first quarter of 2019 compared with the fourth quarter of 2018 and increased $456,000, or 40%, compared to the first quarter of 2018. The decline during the first quarter of 2019 compared with the fourth quarter of 2018 was driven by acquisition and conversion-related costs which totaled approximately $1,668,000 during the fourth quarter of 2018. The increase in data

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 13

processing fees during the first quarter of 2019 compared with the first quarter of 2018 was also related to the on-going operating costs associated with the acquisitions completed during 2018.

Professional fees declined $1,010,000, or 43%, during the first quarter of 2019 compared with the fourth quarter of 2018 and increased $456,000, or 52%, compared to the first quarter of 2018. The decline during the first quarter of 2019 compared to the fourth quarter of 2018 was due in part to professional fees related to merger and acquisition activity during 2018 and to fees related to certain contract negotiations. The increase in professional fees during the first quarter of 2019 compared with 2018 was largely related to acquisition related professional fees. Merger and acquisition related professional fees totaled approximately $508,000 during the first quarter of 2019 compared with $730,000 in the fourth quarter of 2018 and $177,000 during the first quarter of 2018. Professional fees during the fourth quarter of 2018 also included approximately $930,000 in fees related to certain contract negotiations.

Intangible amortization increased $33,000, or 4%, during the quarter ended March 31, 2019 compared with the fourth quarter of 2018 and increased $637,000, or 309%, compared with the first quarter of 2018. The increase in intangible amortization was attributable to the previously discussed acquisitions completed during 2018.

Other operating expenses declined $427,000, or 11%, during the first quarter of 2019 compared with the fourth quarter of 2018 and increased $807,000, or 29%, compared with the first quarter of 2018. The decline in the first quarter of 2019 compared with the fourth quarter of 2018 was partially attributable to acquisition-related expenses that totaled approximately $176,000 during the fourth quarter of 2018. The increase during the first quarter of 2019 compared with the first quarter of 2018 was largely attributable to the operating costs related to the acquisitions completed in 2018.

About German American
German American Bancorp, Inc. is a NASDAQ-traded (symbol: GABC) bank holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 65 banking offices in 20 contiguous southern Indiana counties and four counties in Kentucky. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

10 of 13

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; impacts resulting from possible amendments or revisions to the Dodd-Frank Act and the regulations promulgated thereunder, or to Consumer Financial Protection Bureau rules and regulations; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	March 31, 2019	December 31, 2018	March 31, 2018
ASSETS
Cash and Due from Banks	$45,038	$64,549	$32,023
Short-term Investments	14,740	32,251	8,187
Investment Securities	824,950	812,964	737,957

Loans Held-for-Sale	8,586	4,263	6,628

Loans, Net of Unearned Income	2,708,832	2,728,059	2,150,546
Allowance for Loan Losses	(16,243)	(15,823)	(14,460)
Net Loans	2,692,589	2,712,236	2,136,086

Stock in FHLB and Other Restricted Stock	13,048	13,048	13,048
Premises and Equipment	89,600	80,627	58,024
Goodwill and Other Intangible Assets	112,920	113,645	55,954
Other Assets	94,053	95,507	77,111
TOTAL ASSETS	$3,895,524	$3,929,090	$3,125,018

LIABILITIES
Non-interest-bearing Demand Deposits	$723,995	$715,972	$599,374
Interest-bearing Demand, Savings, and Money Market Accounts	1,706,913	1,768,177	1,465,150
Time Deposits	634,262	588,483	402,597
Total Deposits	3,065,170	3,072,632	2,467,121

Borrowings	317,480	376,409	274,473
Other Liabilities	33,687	21,409	19,419
TOTAL LIABILITIES	3,416,337	3,470,450	2,761,013

SHAREHOLDERS' EQUITY
Common Stock and Surplus	254,625	254,314	188,501
Retained Earnings	222,246	211,424	187,342
Accumulated Other Comprehensive Income (Loss)	2,316	(7,098)	(11,838)
SHAREHOLDERS' EQUITY	479,187	458,640	364,005

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,895,524	$3,929,090	$3,125,018

END OF PERIOD SHARES OUTSTANDING	24,992,238	24,967,458	22,968,813

TANGIBLE BOOK VALUE PER SHARE (1)	$14.66	$13.81	$13.41

(1) Tangible Book Value per Share is defined as Total Shareholders' Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
INTEREST INCOME
Interest and Fees on Loans	$35,119	$33,678	$23,950
Interest on Short-term Investments	141	97	56
Interest and Dividends on Investment Securities	5,929	5,821	5,139
TOTAL INTEREST INCOME	41,189	39,596	29,145

INTEREST EXPENSE
Interest on Deposits	5,416	4,959	2,283
Interest on Borrowings	2,182	1,654	1,252
TOTAL INTEREST EXPENSE	7,598	6,613	3,535

NET INTEREST INCOME	33,591	32,983	25,610
Provision for Loan Losses	675	—	350
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	32,916	32,983	25,260

NON-INTEREST INCOME
Net Gain on Sales of Loans	981	583	650
Net Gain on Securities	155	272	270
Other Non-interest Income	10,522	8,878	8,572
TOTAL NON-INTEREST INCOME	11,658	9,733	9,492

NON-INTEREST EXPENSE
Salaries and Benefits	15,044	15,027	12,126
Other Non-interest Expenses	11,715	14,787	8,329
TOTAL NON-INTEREST EXPENSE	26,759	29,814	20,455

Income before Income Taxes	17,815	12,902	14,297
Income Tax Expense	2,748	1,922	2,484

NET INCOME	$15,067	$10,980	$11,813

BASIC EARNINGS PER SHARE	$0.60	$0.44	$0.51
DILUTED EARNINGS PER SHARE	$0.60	$0.44	$0.51

WEIGHTED AVERAGE SHARES OUTSTANDING	24,971,863	24,962,878	22,940,402
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	24,971,863	24,962,878	22,940,402

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended
		March 31,	December 31,	March 31,
		2019	2018	2018
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.55%	1.15%	1.51%
	Annualized Return on Average Equity	12.98%	10.05%	13.00%
	Net Interest Margin	3.88%	3.83%	3.66%
	Efficiency Ratio (1)	58.23%	68.64%	57.21%
	Net Overhead Expense to Average Earning Assets (2)	1.69%	2.30%	1.51%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.04%	0.03%	0.30%
	Allowance for Loan Losses to Period End Loans	0.60%	0.58%	0.67%
	Non-performing Assets to Period End Assets	0.34%	0.34%	0.34%
	Non-performing Loans to Period End Loans	0.46%	0.48%	0.49%
	Loans 30-89 Days Past Due to Period End Loans	0.45%	0.54%	0.33%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$3,886,723	$3,834,251	$3,120,971
	Average Earning Assets	$3,568,971	$3,495,618	$2,901,849
	Average Total Loans	$2,718,808	$2,662,502	$2,139,704
	Average Demand Deposits	$691,107	$714,504	$585,432
	Average Interest Bearing Liabilities	$2,708,307	$2,660,340	$2,150,544
	Average Equity	$464,234	$437,177	$363,579

	Period End Non-performing Assets (3)	$13,114	$13,498	$10,652
	Period End Non-performing Loans (4)	$12,429	$13,212	$10,584
	Period End Loans 30-89 Days Past Due (5)	$12,197	$14,815	$7,013

	Tax Equivalent Net Interest Income	$34,299	$33,702	$26,261
	Net Charge-offs during Period	$255	$228	$1,584

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.